EXHIBIT 99

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the quarterly report on Form 10-Q of Bemis Company, Inc. for the quarter ended March 31, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bemis Company, Inc.

A signed original of this written statement required by Section 906 has been provided to Bemis Company, Inc. and will be retained by Bemis Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jeffrey H. Curler	/s/ Gene C. Wulf
Jeffrey H. Curler, President and Chief Executive Officer	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer
May 6, 2003	May 6, 2003